PRESS RELEASE | April 10, 2025 | NASDAQ: PLL
PIEDMONT LITHIUM AND SAYONA MINING ANNOUNCE MERGED COMPANY NAME AND BOARD NOMINEES
▪Combined business to be renamed Elevra Lithium post-closing
▪Elevra Lithium Board of Directors nominees named with four members from each standalone business selected

Belmont, North Carolina, April 10, 2025 – Piedmont Lithium Inc. (“Piedmont,” “the Company,” “we,” “our,” or “us”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, and Sayona Mining Limited (“Sayona”) provide an update in relation to the proposed merger between Piedmont and Sayona announced on November 19, 2024 (the “Transaction”) that will combine the two companies to create a leading lithium business.

Upon completion of the transaction and subject to Sayona shareholder approval, the name of the combined business will be changed to Elevra Lithium. Further details on the name, brand and logo will be provided closer to the Transaction completion.

Each of Piedmont and Sayona’s Board of Directors have now selected their respective nominees to the Board of Directors of Elevra Lithium to be effective as of the closing of the Transaction. The Board of Directors of Elevra Lithium will consist of four Piedmont nominees from Piedmont’s current Board of Directors (including the Chair designate of Elevra Lithium) and four Sayona nominees from Sayona's current Board of Directors (including the current Managing Director and CEO of Sayona) as of the closing and will be comprised of the following individuals:

Piedmont Nominees	Sayona Nominees
Dawne Hickton - Chair	Lucas Dow - Managing Director and CEO
Christina Alvord	James Brown
Jeff Armstrong	Allan Buckler
Jorge M. Beristain	Laurie Lefcourt

Paul Crawford and Philip Lucas from Sayona’s Board of Directors and Michael Bless and Claude Demby from Piedmont’s Board of Directors will retire as directors upon closing of the Transaction and will not join the Board of Directors of Elevra Lithium. As previously announced, Keith Phillips will retire as CEO and Director of Piedmont and will become a Strategic Advisor to Elevra Lithium for a transition period following the close of the Transaction.

Elevra Lithium Chair designate Dawne Hickton commented, “I am honored to have been selected as Chair-designate for Elevra Lithium, and we are pleased to announce the new Board of Directors for the merged company. The skills and experience of this remarkable group of people will be a significant factor in the future success of the combined business. I look forward to building a strong connection and leveraging our collective skills and experience to work with Elevra Lithium's management team to devise, and deliver against, the strategy for what will become one of the world's leading lithium companies. I would like to thank Michael Bless and Claude Demby for their outstanding contributions to Piedmont and Keith Phillips for his service as Piedmont’s CEO for the past eight years. I would also like to acknowledge Jeff Armstrong’s strong Board leadership of Piedmont for the past four years and look forward to his continued guidance as an ongoing non-executive Director of Elevra Lithium.”

“We are working closely on integration planning with our partners at Sayona, and I am excited about the new company that will emerge from this merger. I am very pleased with the strong and talented Board that will lead the new combined business, combining highly relevant mining and operations experience with a strong emphasis on corporate governance under Dawne’s leadership,” said Keith Phillips, President and CEO of Piedmont Lithium.

Completion of the Transaction is targeted to close in mid-2025 and remains subject to approval by Piedmont and Sayona shareholders, regulatory approvals and other customary conditions for a transaction of this nature. A disclosure document containing important information about the Transaction will be delivered to Piedmont shareholders and filed with the U.S. Securities and Exchange Commission in due course, likely in the first half of calendar 2025.

For further information, contact:

Malissa Gordon
VP, Government Affairs
T: +1 704 491 9130
E: mgordon@piedmontlithium.com

John Koslow
Investor Relations
T: +1 980 701 9928
E: jkoslow@piedmontlithium.com

About Piedmont
Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, and production activities of Sayona Mining, Atlantic Lithium, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s, or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing, and operating mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental, and production activities, including risks relating to permitting, zoning, and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data, and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation, and regulatory actions, investigations, and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations, and our ability to obtain necessary permits,

(xiv) risks related to the completion of our proposed merger with Sayona Mining and related capital raises, and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections, and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections, and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.